UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 19, 2007
Date of Report (Date of Earliest Event Reported)

Commission File Number:  001-13748

ZiLOG, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6800 Santa Teresa Boulevard
San Jose, California 95119
(Address of principal executive offices, including zip code)

(408) 513-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Change in Control Agreement

On December 19, 2007, ZiLOG, Inc. (“Registrant”) entered into a Change in Control Agreement (the “Agreement”) with Darin G. Billerbeck ("Mr. Billerbeck"), Registrant's President and Chief Executive Officer, to replace the existing Agreement due to expire on December 20, 2007.  The Agreement is effective as of December 21, 2007.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Agreement, in the event Mr. Billerbeck is terminated without cause or resigns for good reason during a period between two months prior to and twelve months following a Change in Control, Mr. Billerbeck shall be entitled to the following payments and benefits (collectively, the “Change in Control Payments”):  (i) a lump sum payment equal to eighteen months of Mr. Billerbeck’s base salary, (ii) all of Mr. Billerbeck’s stock options that are outstanding at the time of termination and that are not yet vested and that would otherwise vest within twelve months of the termination shall immediately become exercisable, and (iii) Mr. Billerbeck’s medical and dental benefits under Registrant’s plan, except for long-term disability benefits, shall continue for a period of one year from the date of termination, unless such continuation is not permitted under the terms of Registrant’s benefit plans, in which event Registrant shall reimburse Mr. Billerbeck for the costs and any premiums paid to Mr. Billerbeck for continuation of coverage, and unless Mr. Billerbeck becomes eligible for coverage under another employer’s medical plans.

In addition to the Change in Control Payments, any and all of Mr. Billerbeck’s Registrant restricted stock awards that are outstanding at the time of the Change in Control and not free from restrictions, but which would otherwise become free of restrictions under the terms of the award within twelve months from the time of Change in Control, shall immediately become free from restrictions upon the occurrence of a Change in Control.

Mr. Billerbeck, in exchange for the Change in Control Payments, agrees to execute a valid waiver and release of any and all claims against the Registrant and its agents.

The foregoing summary of the Agreement is subject to, and qualified in its entirety by, the Change in Control Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

10.1	Change in Control Agreement with Darin G. Billerbeck.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZiLOG, INC.

By:	/s/ Darin G. Billerbeck
Darin G. Billerbeck
President and Chief Executive Officer

Date: December 20, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Change in Control Agreement with Darin G. Billerbeck.